UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 8, 2024

BITECH TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-27407	93-3419812
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identiﬁcation No.)

895 Dove Street Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 479-3016

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K ﬁling is intended to simultaneously satisfy the ﬁling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 8, 2024, Bitech Technologies Corporation, a Delaware corporation (the “Company”) and Bridgelink Development, LLC, a Delaware limited liability company who is a solar and energy storage development company based in Fort Worth, Texas (“BLD”) and, C & C Johnson Holdings LLC, the sole member of BLD (the “Member”), with the Company, BLD and the Member are collectively referred to as the “Parties” and individually as a “Party,” entered into a Letter Agreement (the “Letter Agreement”) for a business combination.

As set forth below, under the terms of the Letter Agreement, the Company would acquire from the Member, directly, or indirectly through a wholly-owned subsidiary or controlled affiliate, all of the issued and outstanding membership interests of the Target (as defined below) in exchange for restricted shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”).

I. Business Combination

Under the terms of the Letter Agreement, Member shall cause BLD to (i) transfer BLD’s assets and development service agreements (collectively, “Development Projects”) consisting of: (a) the battery energy storage system (“BESS Development Projects” or “BESS”) and (b) the Solar Development Projects into a newly created entity (“New Entity” or “Target”) at or prior to the Closing Date; and (ii) the owner or owners of Target shall exchange one hundred percent (100%) of the issued and outstanding one million (1,000,000) LLC units of Target, (the “Target Units”), for an aggregate of 222,222,000 newly issued shares of BTTC’s Common Stock (the “Exchange Shares”) such that Target will become a wholly owned subsidiary of the Company upon the closing of the transaction (the “Business Combination”). The number of Exchange Shares represents approximately 31.8% of the issued and outstanding shares of BTTC capital stock on a proforma basis after giving effect to the issuance of the Exchange Shares with each share valued at $0.225 per share (the “Exchange Share Price”) as of the Closing Date. Each Target Unit shall be exchanged for 222.222 shares of Common Stock as a result of the Business Combination.

II. Asset Transfer from BLD to Target; Liabilities and Equity

On the Closing Date, Target shall have (i) no outstanding option, agreement, or obligation to issue any of its membership interests or otherwise acquire any ownership interest in Target other than the Target Units, including, without limitation, any right or instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive any ownership interest in Target; (ii) no liabilities, whether known or unknown; and (iii) the number of Target Units shall not exceed one million (1,000,000), which represents one hundred percent (100%) of all the authorized, issued and outstanding ownership interests of Target. The Target’s assets shall consist primarily of (1) certain rights to fully develop a portfolio of renewable energy development assets, which includes certain battery energy storage system (“BESS”) projects with a cumulative storage capacity of at least 1.965 gigawatts (GW) located in the United States and along with certain term sheets and agreements with capital providers, whether or not finalized (collectively, the “BESS Development Projects”) and (2) certain rights to fully develop a portfolio of renewable energy development assets, which includes certain solar development projects with a cumulative output of at least 3.840 gigawatts (GW) located in the United States, along with certain term sheets and agreements with capital providers that BLD has negotiated, whether or not finalized (collectively, the “Solar Development Projects”).

Each BESS Development Project consists of the following: (i) Documents that substantiate Target’s rights to own, lease or otherwise acquire the right to use the real property where the BESS Development Projects will be located; (ii) Construction and engineering plans and contracts to construct the physical facility that will operate the BESS; (iii) Agreements that entitle Target to acquire the batteries and major system components necessary to operate each BESS Development Project (the “Supply Agreements”); (iv) All permits and environmental studies, if any, necessary to obtain governmental approval and construct and operate each BESS Development Project; and (v) All other contracts related to the development and operation of each BESS Development Project.

Each Solar Development Project shall consist of the following: (i) Documents that substantiate Target’s rights to own, lease or otherwise acquire the right to use the real property where the Solar Development Projects will be located; (ii) Construction and engineering plans and contracts to construct the physical facility that will operate the Solar; (iii) Agreements that entitle Target to acquire the solar development projects to operate each Solar Development Project (the “Solar Agreements”); (iv) All permits and environmental studies, if any, necessary to obtain governmental approval and construct and operate each Solar Development Project; and (v) All other contracts related to the development and operation of each Solar Development Project.

On the Closing Date, BLD will enter into an agreement with BTTC whereby BLD will agree to refer to BTTC any future projects involving BESS that BLD is presented with an opportunity to work on.

III. Capital Investment into the Company

No later than the Closing Date, BTTC shall have received a commitment for a capital investment or other financing transaction of not less than $50,000,000 (the “Capital Infusion”). The transaction to obtain the Capital Infusion may involve the Company’s sale and issuance of its equity, debt, lease or combination thereof on terms and conditions mutually agreeable by the Parties. The Capital Infusion shall be used for the business operations of BTTC, including, but not limited to, the pursuit, execution, and/or implementation of the Development Projects, as well as the ongoing technology innovations, identification, pursuit, and/or acquisition of emerging technologies and/or companies owning or operating such technologies involving BESS, Solar, EMS, EV charging storage, micro grids, and/or other such “clean technologies” that make up BTTC’s Technology Solutions and Acquisition Division.

IV. Project Management Services

At or prior to the Closing, the Company shall enter into a Project Management Services Agreement (the “PMSA”) with a Special Purpose Vehicle (“SPV”) established by Cole W. Johnson. Pursuant to the terms of the PMSA, the SPV shall be obligated to oversee all aspects of the development and operation of the BESS Development Projects on such terms and conditions as the Parties mutually agree to. The PMSA shall provide that the Company shall pay the SPV the following:

● BESS Development Projects.

The SPV an aggregate amount equal to $0.035 per Watt (“W”) for each BESS Development Project payable as follows: (i) $0.005 per W shall be paid in cash upon the Company’s listing of its Common Stock on the NASDAQ stock market and the closing of a financing transaction of a BESS Development Project (“Project Financing”); and (ii) $0.03 per W shall be paid in cash upon attainment of Ready to Build (“RTB”) status per each BESS Development Project with the closing of Project Financing related to such project to enable the Company to commence construction of said BESS Development Project (collectively (i) and (ii), the (“BESS Development Fees”).

● Unique Solar Development Projects.

The SPV $0.01 per W in cash upon attainment of RTB status per each development project, paid within ten (10) days of Company being paid, to enable the Company to commence construction of said Development Project; and

● Other Development Projects.

The SPV, within ten (10) days of Company being paid, the higher of either (a) 50% of the gross margin or (b) $0.02 per W in cash upon attainment of RTB status or project acceptance per each development project (“Other Development Fees”); and

● Solar Development Projects.

The SPV, if the Solar Development Projects are developed by the Company, an aggregate amount equal to $0.035 per Watt (W) for each Solar Development Project payable as follows: (i) $0.005 per W shall be paid in cash upon the Company’s listing of its Common Stock on the NASDAQ stock market and the closing of a financing transaction of a BESS Development Project (“Project Financing”); and (ii) $0.03 per W shall be paid in cash upon attainment of Ready to Build (“RTB”) status per each Solar Development Project with the closing of Project Financing related to such project to enable the Company to commence construction of said Solar Development Project (collectively (i) and (ii), the (“Solar Development Fees”).

● Fee Payments

Payment of the BESS Development Fees, Development Fees, Other Development Fees, Unique Solar Development Fees, and Solar Development Fees (collectively, “Project Development Fees”) will further be contingent upon: (i) The successful achievement of RTB status, as such term will be defined in the PMSA, and shall be made in accordance with the terms specified in the PMSA.

Both Parties expressly acknowledge and agree to the commercial nature of this fee arrangement, which shall be payable within [10] days of achieving the milestones set forth above; and (ii) Cole W. Johnson remains (i) an employee or consultant to the SPV; and/or (ii) head of the BESS and Solar Division (as defined below) during the period of time in which the Project Development Fees are payable.

V. Post Business Combination Structure

Upon consummation of the Business Combination, the Company shall consist of two (2) divisions or operational units: (1) a division that will pursue, execute, and/or implement the Development Projects (the “BESS and Solar Division”); and (2) a division that will pursue the technology solutions and acquisition business (the “Technology Solutions and Acquisition Division”). The BESS and Solar Division generally will be managed and operated by the current BLD management team, but with meaningful participation by at least one member of the current BTTC management team. The Technology Solutions and Acquisition Division generally will be managed and operated by the current BTTC management team, but with meaningful participation by at least one member of the current BLD management team. The “C- level” officer positions in the combined company resulting from the Business Combination generally will be shared by members of the current respective BTTC and BLD management teams.

VI. Appointment of Members of the Board of Directors and Officers

●	Board Seats: At the time of Closing, BLD shall have the right to designate two out of the five members of the Company’s board of directors (the “Board”) (the “BLD Nominees”) and BTTC shall have the right to designate two out of the five members of the Board (the “BTTC Nominees”). The BLD Nominees and the BTTC Nominees shall collectively select a fifth designee to the Board who must be “independent” (as defined in federal securities laws and the Nasdaq Listing Rules) at such time as required either by the OTC Markets or Nasdaq). BTTC shall support the BLD Nominees in their election to the Board and BLD shall support the BTTC Nominees in their election to the Board.

●	Board Meetings: The Parties shall cooperate in scheduling regular meetings of the Board meetings and ensuring that BLD’s Nominees to the Board are actively involved in strategic decisions and corporate governance.

●	Employment Arrangements: BLD’s executive management team and key employees shall transition to become employees of the BESS and Solar Division of BTTC upon the Closing. Cole Johnson as the President of the BESS and Solar Division shall have sole authority to determine which employees shall transition, salaries, and effectuate an incentive plan.

●	Chairman of the Board Role: Benjamin Tran shall assume the position of Executive Chairman of the Company’s Board and interim Chief Executive Officer (CEO) and shall take the lead in all technology development as well as merger and acquisition (M&A) activities, and capital market activities including capital raise, aimed at expanding the company’s market presence and global influence.

●	President Role: Cole Johnson shall be appointed as the President of the Company, with responsibilities for the project management and operations of the BESS and Solar Division.

●	Future CEO Role: If necessary, the Board shall appoint a new Chief Executive Officer (CEO) of the Company within twelve (12) months of the Closing, with responsibilities for the overall management and operations of the Company, and shall replace Benjamin Tran in his interim CEO role, provided that the Parties acknowledge and agree that it is not required that Benjamin Tran shall resign from the CEO position.

●	Executive Stock Option Compensation Package: Company shall grant Benjamin Tran the option to purchase 20,000,000 shares of stock to be vested equally over 5 years at an exercise price of $0.50 in year 1, $0.75 in year 2, $1.00 in year 3, $1.25 in year 4, and $1.5 in year 5, with the option to expire in 10 years. Company shall grant Cole Johnson the option to purchase 68,000,000 shares of stock to be vested equally over 5 years at an exercise price of $0.50 in year 1, $0.75 in year 2, $1.00 in year 3, $1.25 in year 4, and $1.5 in year 5, with the option to expire in 10 years.

VII. Due Diligence

Each of the Parties covenants with the other Parties that during the period commencing on the Effective Date and for a period of 45 days thereafter (the “Due Diligence Period”), each Party shall use commercially reasonable efforts to promptly provide the other Party or its respective advisors and counsel with any information in its possession or control relating to it and its subsidiaries, subject to confidentiality obligations, attorney client privilege and applicable laws, so that the other Party may complete its due diligence investigations in connection with the Business Combination, including the BESS Development Projects (the “Due Diligence Materials”).

VIII. Definitive Agreement

Definitive Agreement. The Parties shall use commercially reasonable efforts to enter into a definitive agreement pursuant to which the Business Combination would be consummated (the “Definitive Agreement”) within 30 days after completion of the Due Diligence Period (the “Exclusivity Period”). The Parties agree that the Definitive Agreement shall (i) be consistent with the terms and conditions the Letter Agreement, including the subject matter of the representations and warranties and covenants contained herein. The Definitive Agreement shall provide for a closing no later 30 days after the execution of the Definitive Agreement, subject to the completion of all conditions to close as provided for in the Definitive Agreement (the “Closing” with the date of Closing, the “Closing Date”).

IX. Representations and Warranties

The Definitive Agreement to be executed by the Parties and Member shall contain customary and usual representations and warranties, certified by the principal executive officer of each of the Parties.

X. Further Terms

BTTC shall cause each of its officers and directors to do all such further acts as shall be required to permit BTTC to file any required documents (including 10- Ks, 10-Qs, 8-Ks, federal and state tax returns, or otherwise) to be filed at or following the Closing which reflect the business and operations of Target prior to the Closing Date and through the year ending December 31, 2023, and shall execute and deliver all certifications, if any, required to be filed by BTTC with respect to financial statements of Target reflecting in whole or in part the business and operations of Target prior to the Closing Date.

On the Closing Date, BTTC shall enter into the PMSA which shall provide for the other terms stated in the Letter Agreement, among other things, that BLD’S Chief Executive Officer will (i) agree to operate the Development Projects with a title as President of BTTC and will agree manage a selected number of core employees from BLD to be transferred to BTTC and its new employees, and (ii) indemnify and defend BTTC as a result of any liabilities related to the operation of the BESS and Solar Division or breach of the SPV’s obligations under the PMSA.

XI. Conditions Precedent

In addition to the foregoing terms, the Definitive Agreement will contain the following conditions precedent to Closing:

●	the documents to be entered into in connection with the Business Combination shall be mutually acceptable in form and substance to the Parties, acting reasonably, and shall be consistent with the terms in the Letter Agreement;

●	all governmental, regulatory, third person and other approvals, consents, waivers, orders, exemptions, agreements and all amendments and modifications to agreements, indentures and arrangements which the Parties shall consider necessary in order to enter into the Definitive Agreement and not otherwise specifically described in the Letter Agreement shall have been obtained in form satisfactory to the Parties, acting reasonably;

●	As of the Closing Date Target shall have no liens of encumbrances on BESS Development Projects;

●	Target shall have completed the audit of its financial statements for the periods required pursuant to Items 9.01(a) and (b) of Form 8-K (the “Target Audit”), which shall be performed by an accounting firm that is registered with the Public Company Accounting Oversight Board (PCAOB) at the election and expense of the Company;

●	If the Closing occurs after April 14, 2024, Target shall have completed and provided to the Company, Target’s unaudited financial statements for the period ended March 31, 2023 as provided for in Items 9.01(a) and (b) of Form 8-K, which fairly present the financial condition of Target as of their respective dates and for the periods involved, and such statements shall be prepared in accordance with generally accepted accounting principles consistently applied for the periods provided for in Items 9.01(a) and (b) of Form 8-K;

●	The Board of Directors of BTTC shall have approved the Definitive Agreement in accordance with its obligations under the Delaware General Corporation Law;

●	At the Closing Date, BTTC shall be current on all of its filings with the OTC Markets Group, Inc. OTCQB tier (the “OTC Markets”), including, but not limited to the filing of an Annual Report for the period ended December 31, 2023 and the annual Attorney Letter for the period ended December 31, 2023, none of which filings shall contain a material misstatement or omission, and be compliant in all material respects with the OTC Markets rules and regulations;

●	At the Closing Date, all reports, schedules, forms, statements, and other documents required to be filed by BTTC under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the Closing Date (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) shall have been filed on a timely basis or BTTC shall have received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension;

●	The Parties shall have performed, in all material respects, all of their obligations under the Definitive Agreement. All of the statements, representations, and warranties contained in the Definitive Agreement shall be complete and true in all material respects;

●	No material adverse changes shall have occurred in the business, properties, and assets of Target including the Development Projects;

●	Target and BTTC shall have filed all required franchise tax reports and federal income tax returns for the period ended December 31, 2023;

●	The Common Stock shall be a participant in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program DTC eligible;

●	The Common Stock shall be quoted on the OTCQB tier of the OTC Markets and there shall have been no notice of delisting or threat thereof with respect to the BTTC Common Stock. BTTC shall have paid all applicable OTC Market fees; and

●	BLD shall have entered into one or more Supply Agreements that provide for the supply of batteries with a total capacity of at least 250 megawatts (MW) and 1000 megawatt-hours.

XII. Nasdaq Uplisting

Following the Closing, BTTC commits to take all commercially reasonable steps necessary to uplist the Company to the NASDAQ stock exchange to enhance the Company’s visibility and access to a broader investor base (the “Nasdaq Uplisting”). This effort shall be pursued promptly and diligently.

XIII. No Shop

During the Exclusivity Period, unless BTTC provides notice of its cancellation of the Letter Agreement as provided for in Section 12(c), neither BLD, Target, nor Member will, directly or indirectly, through any representative or otherwise (a) engage in any third-party negotiations for any Extraordinary Transaction (as defined below); (b) enter into any agreement or understanding with any person other than each other with respect to any Extraordinary Transaction; (c) participate or engage in any discussions or negotiations with any person other than each other relating to any of the foregoing (whether or not initiated by BLD, Target, Member or any representative); or (d) provide any material non-public information regarding BTTC or any of BTTC’s securities to any person other than the Target or the Member in connection with any of the foregoing. If BLD, Target, or Member receives any inquiry or proposal regarding the possibility of an Extraordinary Transaction, or regarding any of the matters described in clauses (b) through (d), immediately above, it shall promptly notify BTTC thereof in writing and shall provide BTTC with such information regarding such inquiry or proposal and the person(s) or entity(ies) making the same as BTTC shall reasonably request. “Extraordinary Transaction” means any investment in, acquisition of, business combination with, or other extraordinary transaction regarding the Member’s ownership interest in the Target or the Target or any direct or indirect parent, subsidiary, or division thereof, including, without limitation, any merger, purchase, or sale of securities or purchase or sale of assets outside the ordinary course of business involving the Target or the Member’s ownership interest in the Target.

XIV. Termination

The Letter Agreement will terminate automatically and be of no further force and effect upon the earliest of (a) execution of the Definitive Agreement by the Parties, (b) mutual agreement of the Company, BLD and the Member to terminate the Letter Agreement, (c) at the election of the Company during the Due Diligence Period for a commercially reasonable reason, or (d) 5:00 p.m. (Pacific time) on the last day of the Exclusivity Period.

XV. Confidentiality

In connection with the transactions contemplated in the Letter Agreement, each Party agrees that it will not use due diligence and evaluation material in any way detrimental to the others, and that such information will be kept confidential by such Party, its agents and representatives; provided, however, that any of such information may be disclosed to directors, officers, employees and representatives, and to individuals acting in similar capacities who need to know such information for the purpose of evaluating a possible transaction.

XVI. Brokers Fees and Expenses

The Parties shall indemnify each other against all claims for brokerage commissions in connection with the transactions contemplated hereby and will hold the other Party harmless from any loss resulting from any claim or claims for brokerage commissions claimed through the other Party. Unless otherwise set forth in the Definitive Agreement, each Party shall be responsible for its own commissions to brokers, and professional fees, including, but not limited to, attorneys and accountants fees, which are incurred in connection with the execution of this Letter of Agreement, the Business Combination or the transactions.

contemplated herein.

XVII. Governing Law

The Letter Agreement will be deemed to be made in and in all aspects will be interpreted, construed and governed by and in accordance with the law of the State of Delaware, and the Parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court, Orange County, California.

XVIII. No Assignment; Waiver

No Party may assign the Letter Agreement without the prior written consent of the other Parties. The provisions of the Letter Agreement shall be severable in the event that any of the provisions are held by a court to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. No waiver, alteration or cancellation of any of the provisions shall be binding unless made in writing and signed by the Party or Parties to be bound.

XIX. Specific Performance

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Letter of Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) any other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

XX. Attorneys Fees

If any Party to the Letter Agreement is required to engage in litigation against any other Party, either as plaintiff or as defendant, in order to enforce or defend any rights under this Letter of Agreement, and such litigation results in a final judgment in favor of such Party (“Prevailing Party”), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorneys’ fees, court costs and other expenses incurred throughout all dispute resolution mechanisms, trials, or appeals undertaken in order to enforce the Prevailing Party’s rights hereunder.

XXI. Dispute Resolution

In any dispute over or in any way related to the provisions of the Letter of Agreement and in all other disputes among the Parties (the “Disputing Parties”) (including issues of enforceability, termination, and arbitrability), the dispute shall: (i) Be promptly negotiated in good faith between the Disputing Parties (ii) in the event that negotiation fails or upon the expiration of thirty (30) days) of the event(s) giving rise to the dispute, whichever is sooner, the dispute shall then be submitted to non-binding mediation. The Disputing Party shall apply to the American Arbitration Association for a mediator, with the mediation to take place via remote teleconference means unless otherwise agreed between the Parties, (iii) In the event mediation fails to resolve all of the issues between or among the Disputing Parties, or if mediation is not held within sixty (60) days of the event(s) giving rise to the dispute, then the matter or any remaining matters shall be submitted to final, three (3) arbitrator, non-appealable, binding arbitration. The arbitration shall be held by the American Arbitration Association (AAA) in accordance with the Commercial Arbitration Rules of the American Arbitration Association (AAA). In the event that a Party attempts to bring an action in violation of this Section 27, the Parties agree that the other Party will be entitled to the arbitrators or judge entering an injunction to enjoin such unauthorized action. All Parties shall initially share the cost of arbitration, but the prevailing Party or Parties shall be awarded attorney fees, costs, and other expenses of arbitration. All arbitration decisions shall be final, binding, and conclusive on all the Parties to arbitration, and legal judgment may be entered based upon such decision in accordance with applicable law in any court having jurisdiction to do so. This arbitration clause shall survive any termination of this Letter of Agreement, any merger or integration clause, and shall continue to inure to the benefit of the Parties, for all purposes. All Parties shall initially share the cost of arbitration, but the prevailing Party or Parties shall be awarded attorney’s fees, costs, and other expenses to any related arbitration or judicial proceedings.

Item 7.01. Regulation FD Disclosure.

On January 12, 2024, the Company issued a press release announcing a binding Letter of Agreement (LOA) for a business combination with Bridgelink Development, LLC (“Bridgelink” or “BLD”), a solar and energy storage development company based in Fort Worth, Texas, together with pre-negotiated financing toward a total 5.8 GW pipeline of utility power, procurement of key resources, and the establishment of a joint venture with an undisclosed larger infrastructure group.

The information included in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number	Description
99.1	Press Release issued by the registrant on January 12, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 12, 2024	BITECH TECHNOLOGIES CORPORATION

	By:	/s/ Benjamin Tran
Benjamin Tran
Chief Executive Officer